UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2019

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2019, we, through Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, entered into an interest rate swap transaction, or the Swap, with Fifth Third Bank, or Fifth Third, pursuant to an International Swaps and Derivatives Association, or ISDA, Master Agreement in customary form. We entered into the Swap to fix and mitigate the risk associated with $130,000,000 of our floating rate indebtedness (without incurring substantial prepayment penalties or defeasance costs typically associated with fixed rate indebtedness) under our existing $630,000,000 credit facility with Bank of America, N.A., as administrative agent, a swing line lender and a letter of credit issuer; KeyBank, National Association, as a syndication agent, a swing line lender and a letter of credit issuer; Citizens Bank, National Association, as a syndication agent, a swing line lender, a letter of credit issuer, a joint lead arranger and joint bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as a joint lead arranger and joint bookrunner; and lenders named therein, entered into on January 25, 2019, or the 2019 Credit Facility. The Swap has an effective date of May 28, 2019, a trade date of May 29, 2019 and a termination date of January 25, 2022. Beginning on June 10, 2019, we will be required to make monthly fixed rate payments to Fifth Third at an interest rate of 1.98%, calculated on a notional amount of $130,000,000, while Fifth Third will be obligated to make monthly floating rate payments based on US Dollar, London Interbank Offered Rate, BBA, or USD-LIBOR-BBA, as defined by the ISDA Definitions 2006 and amended by the Swap Confirmation, to us referencing the same notional amount. The material terms of the Swap are qualified in their entirety by the Swap Confirmation attached as Exhibit 10.1 and incorporated by reference herein.

We may, subject to certain limitations, modify or terminate the Swap or enter into additional swap transactions in the future from time to time. Notwithstanding the terms of the Swap, Griffin-American Healthcare REIT III Holdings, LP remains ultimately obligated for all amounts due and payable under the 2019 Credit Facility in accordance with the terms thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Confirmation of swap transaction, dated May 29, 2019 from Fifth Third Bank to Griffin-American Healthcare REIT III Holdings, LP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

June 3, 2019	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer